Exhibit 3.3

                     Certificate of Amendment - Name Change








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                                                                     Exhibit 3.3


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERVEST CORPORATION OF NEW YORK

                Under Section 805 of the Business Corporation Law


         The undersigned, being the Vice President of INTERVEST CORPORATION OF NEW YORK (the "Corporation"), hereby certifies:

         1. The name of the  Corporation  is INTERVEST  CORPORATION OF NEW YORK.


The name under which it was formed is MULTIVEST CORPORATION OF NEW YORK.

         2. The Certificate of Incorporation was filed by the Department of State on April 15, 1987.

         3. The Certificate of Incorporation, as now in full force and effect, is hereby amended to effect the following change as authorized by Section 801 of the Business Corporation Law:


         (a) To change the name of the Corporation to INTERVEST MORTGAGE CORPORATION. The Paragraph designated "1" in the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         1. The name of the corporation is INTERVEST MORTGAGE CORPORATION.

         4. This Amendment to the Certificate of Incorporation was authorized by vote at a meeting of the Board of Directors followed by the written consent of the Sole Shareholder.

         IN WITNESS WHEREOF, I have signed this Certificate of Amendment this _____ day of August, 2002.


                                           -------------------------------------
                                           Lawrence G. Bergman, Vice President